Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Western Alliance Bancorporation on Form S-4 of our report dated March 2, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGLADREY LLP

Las Vegas, Nevada

August 27, 2012